EXHIBIT 99.1

                                 ESPO's, INC.

                      Consolidated Financial Statements
                          For the Three Months Ended
                              February 28, 2001

                                 ESPO's, INC.

                              Table of Contents

                                                                   Page

 Independent Auditors' Report                                        1


 Consolidated Financial Statements:

           Consolidated Balance Sheet                                2

           Consolidated Statement of Operations                      3

           Consolidated Statement of Stockholders' Equity (Deficit)  4

           Consolidated Statement of Cash Flows                      5

           Notes to Consolidated Financial Statements              6 - 17

                         INDEPENDENT AUDITORS' REPORT


                  To the Board of Directors and Stockholders
                                 ESPO's, Inc.
                                Frisco, Texas

 We have audited the accompanying consolidated balance sheet of ESPO's, Inc. (the "Company") as of February 28, 2001 and the related consolidated statements of operations, stockholders' deficit and cash flows for the three months ended February 28, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ESPO's, Inc. as of February 28, 2001 and the results of its operations and cash flows for the three months then ended, in conformity with accounting principles generally accepted in the United States of America.

 The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $866,162 for the three months ended February 28, 2001, and has an accumulated deficit of $6,991,914 at February 28, 2001. The Company continues to experience cash flow difficulties and has negative working capital as of February 28, 2001. These factors and others discussed in Note 14 raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


 /s/ Travis, Wolff and Company, LLP

 July 5, 2001
 Dallas, Texas


                                 ESPO's, INC.
                          Consolidated Balance Sheet
 ============================================================================

                                                                 February 28,
                                                                      2001
 ASSETS                                                           -----------
 Current assets:
  Cash                                                           $     25,462
  Trade accounts receivable, net                                      908,313
  Other receivables                                                     7,201
  Inventory                                                         1,256,459
  Prepaid expenses                                                     44,625
                                                                  -----------
    Total current assets                                            2,242,060
                                                                  -----------
 Property and equipment, net of depreciation                        2,302,655
                                                                  -----------
 Other assets:
  Goodwill, net of amortization                                       494,832
  Loan origination fees, net of amortization                           19,344
  Deposits                                                              9,086
                                                                  -----------
                                                                      523,262
                                                                  -----------
    Total assets                                                 $  5,067,977
                                                                  ===========

 LIABILITIES AND STOCKHOLDERS' DEFICIT

 Current liabilities:
  Notes payable and short-term borrowings                        $  1,308,715
  Accounts payable                                                  1,010,698
  Accrued expenses                                                    728,791
  Royalty payable                                                     375,000
  Current maturities of long-term debt                              1,010,002
  Line of credit - related party                                      732,202
  Note payable - related party                                        226,362
                                                                  -----------
    Total current liabilities                                       5,391,770
                                                                  -----------
 Noncurrent liabilities:
  Long-term debt, net of current maturities                           249,967
                                                                  -----------
 Commitments - Note 11                                                      0


                                 ESPO's, INC.
                     Consolidated Balance Sheet (Continued)
 ============================================================================

                                                                  February 28,
                                                                      2001
                                                                  -----------
 Stockholders' deficit:
  Preferred stock; par value $0.01; 1,000,000 shares authorized:
    Series A - 10% cumulative dividends; $1,000 per share
      redemption value;  5,000 shares authorized,
      3,000 shares issued and outstanding                                  30
    Series B - convertible 6%; $1,000 per share redemption
      value; 900 shares authorized, 810  shares issued and
      outstanding                                                           8
    Series C - 12% cumulative dividends; $1,000 per share
      redemption value; 10,000 shares authorized,
      7,300 shares issued and outstanding                                  73
    Series D - 4% cumulative dividends; $2,000 per share
      redemption value; 5,000 shares authorized,
      350 shares issued and outstanding                                     4
    Additional paid-in capital, preferred stock                     6,098,813
  Common stock; par value  $0.01, 25,000,000 shares
    authorized, 5,971,030 shares issued and outstanding                59,710
    Additional paid-in capital, common stock                          259,516
  Accumulated deficit                                              (6,991,914)
                                                                  -----------
         Total stockholders' deficit                                 (573,760)
                                                                  -----------
         Total liabilities and stockholders' deficit             $  5,067,977
                                                                  ===========

 The accompanying notes are an integral part of the consolidated financial statements.

                                 ESPO's, INC.
                      Consolidated Statements of Operations
 ============================================================================

                                                 Three
                                              Months Ended
                                                02/28/01
                                               ----------
 Net sales                                    $ 1,388,242

 Cost of sales                                  1,658,036
                                               ----------
 Excess of cost over sales                       (269,794)
                                               ----------
 Expenses:
  General and administrative                      499,905
  Depreciation and amortization                     7,420
                                               ----------
                                                  507,325
                                               ----------
 Loss from operations                            (777,119)
                                               ----------
 Other expense:
  Interest expense                                (89,043)
                                               ----------
  Loss before provision for
    income taxes                                 (866,162)
  Provision for income taxes                            0
                                               ----------
 Net loss                                     $  (866,162)
                                               ==========
 Loss available to common stock               $(1,098,662)
                                               ==========
 Loss per share - basic                       $     (0.18)
                                               ==========
 Loss per share - diluted                     $     (0.18)
                                               ==========

 The accompanying notes are an integral part of the consolidated financial statements.



                                 ESPO's, INC.
          Consolidated Statement of Stockholders' Equity (Deficit)
 =================================================================================================================================

                                        Preferred Stock                         Common Stock
                                 --------------------------------   ------------------------------------
                                                    Additional                              Additional     Accumulated
                                 Shares   Amount  Paid-in Capital     Shares    Amount   Paid-in Capital    Deficit       Total
                                 -------------------------------------------------------------------------------------------------
 Balance at November 30, 2000    11,110   $  111    $ 5,981,317     5,971,030   $ 59,710     $ 259,516   $ (6,125,752)  $  174,902
  Net loss                            0        0              0             0          0             0       (866,162)    (866,162)
  Issuance of preferred stock,
    Series D                        350        4        349,996             0          0             0              0      350,000
  Dividends declared and paid
    on preferred stock (return
    of capital)                       0        0       (232,500)            0          0             0              0     (232,500)
                                 ------    -----     ----------     ---------    -------      --------    -----------    ---------
 Balance at February 28, 2001    11,460   $  115    $ 6,098,813     5,971,030   $ 59,710     $ 259,516   $ (6,991,914)  $ (573,760)
                                 ======    =====     ==========     =========    =======      ========    ===========    =========

   The accompanying notes are an integral part of the consolidated financial statements.



                                 ESPO's, INC.
                      Consolidated Statement of Cash Flows
 ============================================================================

                                                               Three
                                                           Months Ended
                                                         February 28, 2001
                                                           -----------
 Cash flows used in operating activities:
  Net loss                                                $   (866,162)

 Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation and amortization                                138,836
  Changes in operating assets and liabilities:
    Decrease in  trade accounts receivable                      89,838
    Decrease in other receivables                               14,288
    Increase in inventory                                     (216,360)
    Decrease in prepaid expenses                                17,866
    Increase in deposits                                        (1,806)
    Decrease in accounts payable                              (167,938)
    Increase in accrued expenses                                36,613
                                                           -----------
      Total adjustments                                        (88,663)
                                                           -----------
 Net cash used in operating activities                        (954,825)
                                                           -----------
 Cash flows used in investing activities:
  Acquisition of property and equipment                         (8,483)

 Cash flows from financing activities:
  Proceeds from sale of stock                                  350,000
  Return of capital                                           (232,500)
  Proceeds from notes payable and short-term borrowings      1,421,090
  Payments on notes payable and short-term borrowings       (1,538,619)
  Proceeds from long-term debt                                  25,000
  Payments on long-term debt                                      (847)
  Proceeds from line of credit - related party                 724,603
  Proceeds from note payable - related party                   226,362
                                                           -----------
    Net cash provided by financing activities                  975,089
                                                           -----------

 Increase in cash                                               11,781

 Cash, beginning of period                                      13,681
                                                           -----------
 Cash, end of period                                      $     25,462
                                                           ===========


    See note 8 for supplemental information.
    The accompanying notes are an integral part of the consolidated financial statements.


                                 ESPO'S, INC.
                       Notes to Consolidated Financial
 ============================================================================

 Note 1 - Summary of Significant Accounting Policies

 History and organization

 The consolidated financial statements presented herein include the financial statements of ESPO's, Inc. ("ESPO's") and its wholly owned subsidiaries, PERFORMANCE INTERCONNECT CORP. ("PI"), Varga Investments, Inc. ("VII"), PC DYNAMICS OF TEXAS INC. ("PCD"), CADSOUTH INC. (CSI) and FIBERCONNEX CORP.
 (FCC) (collectively referred to as the "Company"). ESPO's, Inc. is incorporated in New York. All operations are currently located in North Texas. The Company is involved in the design and manufacture of multi-wire, fiber optic and rf/microwave circuit boards for sale and distribution throughout the United States.

 Business combinations

 In March 1999, PI formed a wholly owned subsidiary PC DYNAMICS OF TEXAS INC.
 (PCD) to acquire certain assets of the manufacturing company PC Dynamics, Inc. (PCDI) which was involved in the manufacture of rf/microwave circuit boards. PCD agreed to a purchase price of $1,066,554 of debt financing, royalty payments of $500,000 payable in installments over a twenty-month period and assumption of a $28,000 debt associated with a vehicle. The seller's debt is to be subordinate to the Company's factoring arrangements. The acquisition was accounted for as a purchase. The purchase created approximately $528,000 of goodwill. Management estimates the life of this to be long lived as it is associated with the technology and customer base acquired; therefore, amortization is estimated at 40 years.

 Principles of consolidation

 The consolidated statement of operations of ESPO's for the three months ended February 28, 2001 contains three months of operations for all subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation. The Company adopted November 30, the fiscal year end of ESPO's, as its year-end.

 Revenue recognition

 Revenue is recognized upon shipment of finished goods from an approved purchase order.

 Inventory

 The Company's inventory is valued at the lower of cost, determined on a first-in, first-out basis, or market.

 Property and equipment

 The majority of the Company's property and equipment was acquired through the purchase of the subsidiaries. These assets are shown at their acquisition value (approximate fair market value) less accumulated depreciation. Subsequent acquisitions of property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives, ranging from 3 to 10 years, of the underlying assets. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of items sold, or otherwise disposed of, and the related accumulated depreciation or amortization, are removed from the accounts and any gains or losses are reflected in current operations.

 In addition, the Company periodically reviews all long-lived assets and associated goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the estimated future undiscounted cash flows expected to result from the use and eventual disposition of an asset is less than the carrying value, the asset is reduced to its fair value. It is the Company's estimate that the net future cash flows from the use or disposal of all long-lived assets are greater than their carrying value and, therefore, there is no impairment in the consolidated financial statements presented herein.

 Other assets

 Included in other assets are loan origination fees and goodwill. Loan origination fees are being amortized using the interest method over the expected life of the loan.

 Goodwill is the excess cost over fair value of net assets acquired. It originated from the Company's 1999 acquisition as discussed above and is being amortized over 40 years using the straight-line method.

 Deferred income taxes

 Deferred taxes are calculated on temporary differences resulting from different financial and income tax reporting methods used to recognize income and expenses. These differences result primarily from the methods used to calculate depreciation, amortization, accrued vacation and the allowance for doubtful accounts. See Note 7.

 Concentration of risk

 The Company may, on occasion, have cash balances in bank accounts in excess of the federally insured limits. The Company has not experienced any losses from these accounts and management does not believe it has any significant risk related to these accounts.

 The following table represents the concentration of risk associated with major customers that individually account for 10% or more of revenues for the three months ended:

                                               February 28, 2001
                                                  -----------
      Customer A                                 $          0
      Customer B                                      234,000
      Customer C                                      453,000
      Customer D                                            0
      Customer E                                      269,000
                                                  -----------
                                                 $    956,000
                                                  ===========

 In addition, the Company uses a factor for a select group of receivables. Due to the nature of the receivables factored, the Company accounts for these transactions as short-term borrowings. See Note 3.

 Loss per share

 The loss available to common stock is the net loss plus the preferred dividends. Basic loss per share is calculated by dividing the loss available to common stock (the numerator) by the weighted average number of shares of common stock outstanding during the period (the denominator). At February 28, 2001 the weighted average number of shares outstanding was 5,971,030.

 Diluted earnings per share adds to the denominator those securities that, if converted, would cause a dilutive effect to the calculation. At February 28, 2001, the weighted average number of shares outstanding was 6,567,129.

 Use of estimates

 The preparation of financial statements requires management to make estimates and assumptions that effect the financial statements at, and during, the reporting periods. Actual results could differ from these estimates.

 Cash equivalents

 For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

 Accrued liabilities

 The Company accrues expenses that are known to be liabilities at the end of a period. These expenses primarily relate to sales commissions, payroll taxes, ad valorem property taxes, professional fees, royalty payments and interest. There are no individually significant items.


 Note 2 - Inventory

 Inventories consist of the following at:

                                     February 28,
                                         2001
                                      ----------
      Finished goods                 $         0
      Work in progress                   762,265
      Raw materials                      494,194
                                      ----------
      Total inventory                $ 1,256,459
                                      ==========

 The Company utilizes batch processing for orders from clients that are part of an existing purchase and delivery contract. The Company only produces an amount sufficient to complete the order and provide for quality control inspections. Once a batch is complete, it is immediately shipped to the customer, thus eliminating the need to warehouse finished goods.


 Note 3 - Trade Accounts Receivable

 Through two of the Company's subsidiaries, the Company maintains an agreement to factor select accounts receivable with a financing company and accounts for the factored receivables as secured short-term borrowings. The Company receives 85% of the face amount of qualifying invoices and the remaining 15% is held by the factor as a reserve until the invoice is collected, whereby the reserve is then refunded to the Company less applicable fees. All invoices are factored with recourse to the Company. In addition, the Company believes the historic value of the accounts receivable presented below approximates their fair value.

 Accounts receivable consist of the following at:

                                     February 28,
                                         2001
                                      ----------

    Accounts receivable - trade      $   933,703
    Allowance for bad debts              (25,390)
                                      ----------
    Trade accounts receivable, net   $   908,313
                                      ==========

 Note 4 - Property and Equipment

 Property and equipment consist of the following at:

                                     February 28,
                                         2001
                                      ----------
      Furniture and fixtures         $    62,635
      Computers                          269,591
      Vehicles                            48,136
      Production equipment             3,039,875
      Leasehold improvements              95,388
                                      ----------
                                       3,515,625
      Less accumulated depreciation
        and amortization              (1,212,970)
                                      ----------
                                     $ 2,302,655
                                      ==========

 Depreciation expense for the three months ended February 28, 2001 totaled $133,471 which was included in cost of sales for depreciation on production equipment. Amortization expense of intangible assets totaled $5,365.


 Note 5 - Short Term Borrowings, Lines of Credit and Notes Payable

 During the  year  ended November  30,  2000, the  Company  restructured  the majority of  its  external  financing with  a  new  financing  company.  The
 financing  company   acquired  its   position  from   its  predecessor   and
 subsequently funded additional debt to the Company. At February 28, 2001, the financing company provided the following debt instruments to the Company and its subsidiaries:

      An accounts  receivable  factoring arrangement  with  two  subsidiaries whereby eligible accounts receivable are sold with recourse to the financing company. The Company receives 85% of the invoiced amount. Upon receipt of payment, the Company receives the remaining 15% less interest and fees. Interest accrues at the prime rate (8.5% at February 28, 2001) plus 2% with the agreement maturing in October 2003. All accounts are considered current liabilities and classified as short-term borrowings on the February 28, 2001 balance sheet. The outstanding balances at February 28, 2001 totaled $657,386.

      Equipment financing for  the production equipment  of a subsidiary.  On
        October 4, 2000, the financing company loaned the Company $533,000 due in three years with payments computed on a five-year amortization. Payments are approximately $13,000 per month including interest which accrues at the greater of 13.5% or the prime rate plus 5%. The note has a demand feature; therefore, the entire balance is considered a current liability and is classified as a note payable on the February 28, 2001 balance sheet. The outstand-ing balance at February 28, 2001 was $488,583.

      A revolving inventory facility whereby a subsidiary of the Company  can
        borrow against  a percentage of eligible  inventory value.   Interest
        accrues at the greater of 13.5% or prime plus 5%, payable monthly. The agreement matures in October 2003 but, due to the nature of the facility, is considered a current liability and is classified as short term borrowings on the balance sheet. The outstanding balance at February 28, 2001 was $62,746.

 The collateral for these financing arrangements consists of all of the assets of the Company, and guarantees by ESPO's and all of its subsidiaries, the majority stockholder, and other corporate related parties which are related through common management or ownership.

 In addition, the Company has a note payable to an individual and, at February 28, 2001, the balance due was $100,000. The note accrues interest at 10%, was due January 3, 2001 and was extended to May 30, 2001 at which time it was paid in full. The note was unsecured but the lender was awarded a stock purchase warrant whereby the lender could purchase up to 66,667 shares of ESPO's common stock at $1.50 per share. The warrant expires July 3, 2003.

 In accordance with APB 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, the proceeds should be allocated between the debt and the warrant. However, using the Black Scholes pricing model, it was determined that the value of the warrant was immaterial. Therefore, no value has been allocated to the warrant.

 On February 8, 2001, the Company assumed the debt of an entity related by common ownership and received funds in the amount of debt assumed ($226,362). The note is unsecured and accrues interest at the prime rate (8.5% at February 28, 2001) plus 9% and matures May 8, 2001. The outstanding balance at February 28, 2001 is $226,362.

 In addition, the Company has an uncollateralized line of credit with its major stockholder whereby the stockholder has agreed to provide funding in the event outstanding checks are presented to the bank and the Company has inadequate funds in its account. These advances are to be repaid upon the Company receiving adequate cash, an equity offering, or will be subsequently exchanged for preferred stock. The funds accrue interest at approximately 18% and at February 28, 2001, the outstanding balance was $732,202.

 Note 6 - Long-Term Debt

 Long-term debt consists of the following at:
                                                                  February 28,
                                                                      2001
                                                                   ----------
   Note payable to a shareholder due August 2002.  Interest
   accrues at 24% and is due at maturity. The note is
   collateralized by a partial second lien on certain
   assets of the Company.                                         $    50,000

   Notes payable to an individual due May and June 2001.
   Interest accrues at 24% and is payable monthly. The
   note is collateralized by a subordinated lien on the
   Company's assets.                                                  300,000

   Note payable to the seller originating from purchase
   of assets, originally maturing in March 2000. Interest
   accrues at the prime rate (8.5% at February 28, 2001)
   plus 1%. In July 1999, the note was restructured whereby
   the monthly payments were $26,610 plus accrued interest
   payable through September 15, 2002. The note is
   collateralized by a subordinated lien on specific
   corporate assets and is guaranteed by the Company and
   a stockholder of the Company. The note is sub-ordinate
   to the financing company discussed in Note 5.                      640,429

   Note payable to a bank maturing March 2004. The note is
   payable in monthly installments of $586, including interest accrued at 9.74%. The note is collateralized by a Company
   vehicle.                                                            19,540

   Note payable to a third party originally maturing September
   30, 2000.  The note is currently on a month to month status and is being renewed.  Interest accrues at 17% and is payable monthly. The note is collateralized by a second lien on
   various corporate assets.                                          250,000
                                                                   ----------
                                                                    1,259,969
   Less amounts classified as current                               1,010,002
                                                                   ----------
   Long-term debt, net of current maturities                      $   249,967
                                                                   ==========


 The minimum annual principal payments on long-term debt are as follows for the years ending February 28:

      2002        $ 1,010,002
      2003            242,236
      2004              6,573
      2005              1,158
                   ----------
                  $ 1,259,969
                   ==========

 Note 7 - Income Taxes

 Due to losses generated during prior periods and the three months ending February 28, 2001, the Company has available a net operating loss carryforward of approximately $7,341,000. In view of this loss and the uncertainty of the Company's near-term profitability, management has estimated the Company's current tax liability to be zero. The current estimated net operating losses will expire in the years 2013 through 2016.

 The estimated net deferred taxes consist of the following:

                                                        February 28,
                                                            2001
                                                       -------------
      Deferred tax asset                              $   2 ,513,000
      Deferred tax asset valuation allowance              (2,513,000)
      Deferred tax liability                          $            0
                                                       -------------
                                                      $            0
                                                       =============

 Note 8 - Cash Flow Information

 Supplemental information

 Interest paid for the three months ended February 28, 2001 totaled approximately $93,000. The Company was not required to, and did not, pay any federal incomes.


 Note 9 - Related Party Transactions

 As disclosed in Notes 5 and 6, there are amounts due to related parties. Interest expense related to these liabilities totaled approximately $27,000 for three months ended February 28, 2001. See Notes 5 and 6.

 Note 10 - Stock Compensation

 On February 28, 1998, the Board of Directors and management of the Company approved a stock-based compensation plan (the "Plan") for all individuals employed as of March 31, 1998. The Company accounts for the fair value of its grants under the Plan in accordance with FAS 123, Accounting for Stock-Based Compensation. The original number of shares to be issued was approximately 1,145,000; however, through reverse stock splits, this has been decreased to approximately 114,500 shares. With the November 30,1999 recapitalization and merger, the eligible employees participating in the Plan became fully vested; however, as of February 28, 2001 no shares have been issued.

 With the recapitalization and merger, each of the exercisable shares above can be converted into 2.25641 shares of ESPO's common stock. The total ESPO's common stock to be issued is 229,432 shares.


 Note 11 - Commitments

 The Company rents office space, equipment and warehouse facilities under non-cancelable operating leases. Total rent expense was approximately $130,000 for the three months ended February 28, 2001. Future minimum lease payments are as follows for the years ending February 28:

                       2002                  $ 359,484
                       2003                    146,753
                       2004                    107,878
                       2005                     99,467
                       2006                     13,456
                       Thereafter                    0
                                              --------
                                             $ 727,038
                                              ========

 Under a royalty agreement the Company was to pay $375,000 by March 2001. The agreement is subordinated to the debt owed the financing company discussed in Note 5 and, therefore, no payments were made during 2000 or through February 28, 2001. The balance is classified as a current liability on the balance sheet.

 The Company has certain royalty agreements with a third party for sales of multi-wire boards. Total royalty expense was approximately $4,000 for the three months ended February 28, 2001. The royalty agreement is for a ten-year period ending December 31, 2003 and is automatically extended for subsequent five-year periods. Either party may terminate at the end of the ten-year or five-year periods.


 Note 12 - Options and Warrants

 In conjunction with a financing agreement executed in October 1997, PI issued warrants for the purchase of 10% of the authorized number of shares of common stock for $2,000,000. The warrants are exercisable through October 22, 2002. Using the Black-Scholes option-pricing model, the estimated fair value of the warrants is immaterial.

 On November 2, 2000, the Company granted 100,000 options to each of three employees to purchase Company stock for $1.00 per share. The options are fully vested and expire in November 2005 or the last day of employment if prior to that date. In accordance with FAS 123, Accounting for Stock Based Compensation, the Company used the Black-Scholes option-pricing models to estimate a fair value of approximately $100,000 for the options.


 Note 13 - Preferred Stock

 As discussed in Note 1, the Company completed a recapitalization through a reverse acquisition merger with ESPO's. The board of directors authorized preferred stock by amendment to the Company's Articles of Incorporation. The preferred stock consists of 1,000,000 authorized shares with a par value of $0.01 and a redemption value of $1,000 per share for Series A, B and C and $2,000 per share for Series D. The redemption value is used solely for the calculation and payment of dividends as there is no mandatory redemption feature associated with this stock. Preferred stock consists of the following:

   Series A, 3,000 shares (non-voting) authorized, issued and outstanding with cumulative dividends paying 10%. Series A was issued in exchange for all of the existing preferred stock of PI.

   Series B, 900 shares (non-voting) authorized, 6% convertible stock with dividends payable quarterly in cash. The stock may be converted into 300,000 shares of common stock through 2004 at a conversion rate of $3.00 per share. The stock was issued in exchange for 300,000 shares in another publicly traded company valued at approximately $3.00 per share. During the year ended November 30, 2000, ninety shares were converted into 30,000 shares of common stock; therefore, there are 810 shares of Series B issued and outstanding at February 28, 2001.

   Series C, 10,000 shares (non-voting) authorized, 7,300 shares issued and outstanding. The dividends are cumulative, accrue at 12% and are payable monthly. The dividends and liquidation preferences are superior to all other classes of capital stock. The stock was issued to a related party in exchange for the assumption of approximately $3,560,000 of debt.

   Series D, 5,000 shares (non-voting) authorized, 350 shares issued and outstanding. The stock will pay 4% dividends computed on the liquidation value of $2,000 per share. Dividends will accrue on the first day of the fourth year after the date any shares of the Series D Preferred are first issued. The Series D shares are subordinate in liquidation to Series A, B, and C Preferred.

 The accompanying financial statements were prepared as if the Company would continue as a going concern and, therefore, contemplate the realization of assets and the liquidation of liabilities in the normal course of business. If the Company is unable to continue to generate increased sales, increased profitability, or obtain additional equity participation to cover negative cash flows, a director and several related party stockholders have agreed to fund the capital requirements of the Company through November 30, 2001.

 For the three months ended February 28, 2001, the Company continued to experience significant losses, had negative cash flow from operations, and had negative working capital. At February 28, 2001 the accumulated deficit was $6,991,914 and there was a stockholders' deficit of $573, 760.


 Note 15 - Subsequent Event

 On April 4, 2001  the Company's name was  changed to INTEGRATED  PERFORMANCE
 SYSTEMS, INC.   On  April 27,  2001 the  Company filed  a form  8k with  the
 Securities and Exchange Commission giving notice of this change.